Exhibit 99.1
ADM Reports First Quarter Earnings per Share of $1.86,
$1.90 on an Adjusted Basis

•First quarter net earnings and adjusted earnings of about $1.1 billion

CHICAGO, April 26, 2022—ADM (NYSE: ADM) today reported financial results for the quarter ended March 31, 2022.

“I’m very proud of how our team lived our culture and fulfilled our purpose over the last quarter, as they continued to serve the world’s need for nutrition in a dynamic global environment,” said Chairman and CEO Juan Luciano. “Our first quarter financial results, including adjusted earnings per share of $1.90, reflect an extension and amplification of the factors that drove our 2021 performance: great execution by our team, including exceptional growth in Nutrition and effective risk management; a tighter supply environment, especially with the smaller South American crop; and robust and resilient demand. Importantly, I’m also very appreciative of how our company has rallied to support our colleagues in Ukraine and the country’s agriculture industry.

“Looking forward, we expect reduced crop supplies — caused by the weak Canadian canola crop, the short South American crops, and now the disruptions in the Black Sea region — to drive continued tightness in global grain markets for the next few years. Longer term, markets continue to reflect the importance of the enduring global trends that are fueling performance across our portfolio by driving demand for our products. And within ADM, our productivity and innovation efforts are continuing to help us deliver on the evolving needs of our customers. Considering these factors, we expect 2022 results to exceed 2021's.”

First Quarter 2022 Highlights

(Amounts in millions except per share amounts)	2022	2021
Earnings per share (as reported)	$1.86	$1.22
Adjusted earnings per share[1]	$1.90	$1.39

Segment operating profit	$1,539	$1,105
Adjusted segment operating profit (loss)[1]	$1,556	$1,199
Ag Services and Oilseeds	1,008	777
Carbohydrate Solutions	317	259
Nutrition	189	154
Other Business	42	9

•Q1 2022 EPS as reported of $1.86 includes a $0.02 per share net charge related to impairments, restructuring, and settlement; a $0.03 per share loss related to the mark-to-market adjustment on the Wilmar exchangeable bond; and a $0.01 per share tax benefit related to certain discrete items. Adjusted EPS, which excludes these items, was $1.90.1

1 Non-GAAP financial measures; see pages 5, 10, 11 and 12 for explanations and reconciliations, including after-tax amounts.

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Quarterly Results of Operations

Ag Services & Oilseeds delivered substantially higher year-over-year results, effectively managing risk and executing exceptionally well in a dynamic environment of robust global demand and tight supply, driven primarily by the short South American crop, to deliver substantially higher year-over-year results.

•Ag Services results were significantly higher versus the first quarter of 2021. Global Trade results were higher, driven by strong performances in destination marketing and global ocean freight. North American origination margins and volumes were lower year over year, including approximately $75 million in negative timing effects, which will reverse in the coming quarters.

•Crushing was higher year over year in a strong global margin environment driven by robust protein and vegetable oil demand. Improving margins in the quarter resulted in approximately $60 million in negative timing effects — which will reverse in the coming quarters — versus approximately $50 million in positive timing in the prior-year quarter.

•Refined Products and Other results were much higher than the prior-year period, driven by healthy refining premiums and good refined oils demand in North America, as well as strong biodiesel margins in EMEA.

•Equity earnings from Wilmar were significantly higher versus the first quarter of 2021.

Carbohydrate Solutions delivered results that were substantially higher year over year.

•The Starches and Sweeteners subsegment, including ethanol production from our wet mills, delivered much higher results versus the prior-year quarter, driven by higher corn co-product revenues and improved citric acid profits in North America; higher volumes and margins in EMEA; and higher volumes and margins in wheat milling. Sales volumes for starches and sweeteners continued their recovery.

•Vantage Corn Processors delivered solid execution margins, but position losses on ethanol inventory as prices fell early in the quarter drove lower results versus the prior year. The prior-year quarter’s results also benefited from demand for USP-grade industrial alcohol from the Peoria facility, which was divested in Q4 2021.

Nutrition delivered extremely strong revenue growth of 23% and maintained healthy margins, driving substantially higher results.

•Human Nutrition delivered higher year-over-year results. Flavors continued to deliver solid revenue growth, offset by some higher costs. Strong sales growth in alternative proteins, including accretion from our Sojaprotein acquisition, and positive currency timing impacts in South America, offset some higher operating costs to help deliver better year-over-year results in Specialty
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Ingredients. Health & Wellness was also higher year over year, powered by probiotics, including contributions from our late-2021 Deerland Probiotics acquisition, and robust demand for fiber.

•Animal Nutrition profits were nearly double the year-ago period, due primarily to strength in amino acids, which was driven by a combination of product mix changes, improved North American demand and global supply chain disruptions.

Other Business results were substantially higher, driven primarily by better performance in captive insurance, including reduced claim settlements versus the prior year.

Other Items of Note
As additional information to help clarify underlying business performance, the table on page 10 includes reported earnings and EPS as well as adjusted earnings and EPS.

Segment operating profit of $1.5 billion for the quarter includes net charges related to gains, impairments, restructuring and settlement of $17 million ($0.02 per share).

In Corporate results, interest expense increased year over year on higher expense for long-term debt, higher short-term borrowings to support working capital needs, and interest related to a tax item. Unallocated corporate costs were higher year over year due primarily to higher IT operating and project-related costs and higher costs in the company’s centers of excellence, partially offset by incentive compensation accrual adjustments. Other Corporate was favorable to the prior year primarily due to an ADM Ventures investment revaluation gain. Corporate results also included a loss related to the mark-to-market adjustment on the Wilmar exchangeable bond of $15 million ($0.03 per share).

The effective tax rate for the quarter was 16%, in line with the prior year.

Note: Additional Facts and Explanations
Additional facts and explanations about results and industry environment can be found at the end of the ADM Q1 Earnings Presentation at www.adm.com/webcast.

Conference Call Information
ADM will host a webcast on April 26, 2022, at 8 a.m. Central Time to discuss financial results and provide a company update. To listen to the webcast, go to www.adm.com/webcast. A replay of the webcast will also be available for an extended period of time at www.adm.com/webcast.

Forward-Looking Statements
Some of our comments and materials in this presentation constitute forward-looking statements that reflect management’s current views and estimates of future economic circumstances, industry conditions, Company performance and financial results. These statements and materials are based on many assumptions and factors that are subject to risk and uncertainties. ADM has provided additional information in its reports on file with the SEC concerning assumptions and factors that could cause actual results to differ materially from those in this presentation, and you should carefully review the assumptions and factors in our SEC reports. To the extent permitted under applicable law, ADM assumes no obligation to
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update any forward-looking statements as a result of new information or future events.

About ADM
ADM unlocks the power of nature to enrich the quality of life. We’re a premier global human and animal nutrition company, delivering solutions today with an eye to the future. We’re blazing new trails in health and well-being as our scientists develop groundbreaking products to support healthier living. We’re a cutting-edge innovator leading the way to a new future of plant-based consumer and industrial solutions to replace petroleum-based products. We’re an unmatched agricultural supply chain manager and processor, providing food security by connecting local needs with global capabilities. And we’re a leader in sustainability, scaling across entire value chains to help decarbonize our industry and safeguard our planet. From the seed of the idea to the outcome of the solution, we give customers an edge in solving the nutritional and sustainability challenges of today and tomorrow. Learn more at www.adm.com.

Media Relations	Investor Relations
Jackie Anderson	Michael Cross
312-634-8484	217-451-4647

Financial Tables Follow

Source: Corporate Release
Source: ADM
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Segment Operating Profit, Adjusted Segment Operating Profit (a non-GAAP financial measure)
and Corporate Results
(unaudited)

	Quarter ended
	March 31
(In millions)	2022	2021	Change

Segment Operating Profit	$1,539	$1,105	$434
Specified items:
Gain on sale of assets	(1)	—	(1)
Impairment, restructuring, and settlement charges	18	94	(76)
Adjusted Segment Operating Profit	$1,556	$1,199	$357

Ag Services and Oilseeds	$1,008	$777	$231
Ag Services	258	209	49
Crushing	428	382	46
Refined Products and Other	198	101	97
Wilmar	124	85	39

Carbohydrate Solutions	$317	$259	$58
Starches and Sweeteners	316	222	94
Vantage Corn Processors	1	37	(36)

Nutrition	$189	$154	$35
Human Nutrition	141	128	13
Animal Nutrition	48	26	22

Other Business	$42	$9	$33

Segment Operating Profit	$1,539	$1,105	$434

Corporate Results	$(268)	$(281)	$13

Interest expense - net	(76)	(64)	(12)
Unallocated corporate costs	(209)	(202)	(7)
Other	36	10	26
Specified items:
Expenses related to acquisitions	(2)	—	(2)
Loss on debt conversion option	(15)	(20)	5
Loss on sale of assets	(3)	—	(3)
Restructuring adjustment (charges)	1	(5)	6
Earnings Before Income Taxes	$1,271	$824	$447

Segment operating profit is ADM’s consolidated income from operations before income tax excluding corporate items. Adjusted segment operating profit, a non-GAAP financial measure, is segment operating profit excluding specified items. Management believes that segment operating profit and adjusted segment operating profit are useful measures of ADM’s performance because they provide investors information about ADM’s business unit performance excluding corporate overhead costs as well as specified items. Segment operating profit and adjusted segment operating profit are not measures of consolidated operating results under U.S. GAAP and should not be considered alternatives to income before income taxes, the most directly comparable GAAP financial measure, or any other measure of consolidated operating results under U.S. GAAP.
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Consolidated Statements of Earnings
(unaudited)

	Quarter ended
	March 31
	2022	2021
	(in millions, except per share amounts)

Revenues	$23,650	$18,893
Cost of products sold (1)	21,753	17,345
Gross profit	1,897	1,548
Selling, general, and administrative expenses (2)	829	749
Asset impairment, exit, and restructuring costs (3)	1	59
Equity in (earnings) losses of unconsolidated affiliates	(204)	(125)
Investment income	(59)	(13)
Interest expense (4)	92	87
Other (income) expense - net (5,6)	(33)	(33)
Earnings before income taxes	1,271	824
Income tax expense (benefit) (7)	207	131
Net earnings including noncontrolling interests	1,064	693

Less: Net earnings (losses) attributable to noncontrolling interests	10	4
Net earnings attributable to ADM	$1,054	$689

Diluted earnings per common share	$1.86	$1.22

Average diluted shares outstanding	568	564

(1) Includes net charges of $9 million related to inventory writedown partially offset by an insurance settlement of $2 million in the current quarter.

(2) Includes charges of $7 million related to receivable impairment in the current quarter.

(3) Includes charges related to the impairment of certain assets and restructuring of $1 million and $59 million in the current quarter and prior year quarter, respectively.

(4) Includes losses related to the mark-to-market adjustment of the conversion option of the exchangeable bond issued in August 2020 of $15 million and $20 million in the current quarter and prior year quarter, respectively.

(5) Includes net losses related to the sale of certain assets of $2 million in the current quarter.

(6) Includes a legal settlement charge and exit costs of $40 million in the prior year quarter.

(7) Includes the tax benefit impact of the above specified items and tax discrete items totaling $8 million and $25 million in the current quarter and prior year quarter, respectively.

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Summary of Financial Condition
(unaudited)

	March 31, 2022	March 31, 2021
	(in millions)
Net Investment In
Cash and cash equivalents (a)	$1,079	$694
Operating working capital (b)	15,171	12,841
Property, plant, and equipment	9,794	9,799
Investments in and advances to affiliates	5,404	4,998
Goodwill and other intangibles	6,750	5,249
Other non-current assets	2,465	2,148
	$40,663	$35,729
Financed By
Short-term debt (a)	$3,777	$2,763
Long-term debt, including current maturities (a)	9,295	8,437
Deferred liabilities	3,574	3,586
Temporary equity	262	82
Shareholders’ equity	23,755	20,861
	$40,663	$35,729

(a)    Net debt is calculated as short-term debt plus long-term debt (including current maturities) less cash and cash equivalents.
(b)    Current assets (excluding cash and cash equivalents) less current liabilities (excluding short-term debt and current maturities of long-term debt).

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Summary of Cash Flows
(unaudited)

	Three months ended
	March 31
	2022	2021
	(in millions)
Operating Activities
Net earnings	$1,064	$693
Depreciation and amortization	257	249
Asset impairment charges	1	31
(Gains) losses on sales/revaluation of assets	(34)	(11)
Other - net	328	240
Other changes in operating assets and liabilities	(2,822)	(904)
Total Operating Activities	(1,206)	298

Investing Activities
Purchases of property, plant and equipment	(217)	(174)
Proceeds from sale of business/assets	5	14
Marketable securities - net	—	1
Investments in and advances to affiliates	(36)	(4)
Other investing activities	(94)	(6)
Total Investing Activities	(342)	(169)

Financing Activities
Long-term debt borrowings	750	593
Net borrowings (payments) under lines of credit	2,824	729
Cash dividends	(226)	(208)
Other	(30)	(37)
Total Financing Activities	3,318	1,077

Increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	1,770	1,206
Cash, cash equivalents, restricted cash, and restricted cash equivalents - beginning of period	7,454	4,646
Cash, cash equivalents, restricted cash, and restricted cash equivalents - end of period	$9,224	$5,852

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Segment Operating Analysis
(unaudited)

	Quarter ended
	March 31
	2022	2021
	(in ‘000s metric tons)
Processed volumes (by commodity)
Oilseeds	8,491	8,960
Corn	4,812	3,650
Total processed volumes	13,303	12,610

	Quarter ended
	March 31
	2022	2021
	(in millions)
Revenues
Ag Services and Oilseeds	$18,253	$15,007
Carbohydrate Solutions	3,366	2,223
Nutrition	1,924	1,563
Other Business	107	100
Total revenues	$23,650	$18,893

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Adjusted Earnings Per Share
A non-GAAP financial measure
(unaudited)

	Quarter ended March 31
	2022		2021
	In millions	Per share	In millions	Per share
Net earnings and fully diluted EPS	$1,054	$1.86	$689	$1.22
Adjustments:
Loss on sales of assets and businesses (a)	2	—	—	—
Impairment, restructuring, and settlement charges (b)	14	0.02	74	0.13
Expenses related to acquisitions (c)	1	—	—	—
Loss on debt conversion option (d)	15	0.03	20	0.04
Tax adjustment (e)	(4)	(0.01)	—	—
Sub-total adjustments	28	0.04	94	0.17
Adjusted net earnings and adjusted EPS	$1,082	$1.90	$783	$1.39

(a)Loss on sale of assets of $2 million pretax ($2 million after tax).
(b)Current quarter charges of $17 million pretax ($14 million after tax) were primarily related to the impairment of certain assets partially offset by a restructuring adjustment and an insurance settlement, tax effected using the applicable tax rates. Prior quarter charges of $99 million pretax ($74 million after tax) were related to the impairment of certain assets, restructuring, and a legal settlement, tax effected using the applicable tax rates.
(c)Expenses of $2 million pretax ($1 million after tax) related to the Deerland and Sojaprotein acquisitions.
(d)Loss on debt conversion option of $15 million pretax ($15 million after tax) in the current quarter and $20 million pretax ($20 million after tax) in the prior quarter, was related to the mark-to-market adjustment of the conversion option of the exchangeable bonds issued in August 2020, tax effected using the applicable tax rate.
(e)Tax adjustment totaling $4 million in the current quarter was related to certain discrete items.

Adjusted net earnings reflects ADM’s reported net earnings after removal of the effect on net earnings of specified items as more fully described above. Adjusted EPS reflects ADM’s fully diluted EPS after removal of the effect on EPS as reported of specified items as more fully described above. Management believes that Adjusted net earnings and Adjusted EPS are useful measures of ADM’s performance because they provide investors additional information about ADM’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. These non-GAAP financial measures are not intended to replace or be alternatives to net earnings and EPS as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s diluted shares outstanding for each respective period in order to arrive at an adjusted EPS amount for each specified item.
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Adjusted Return on Invested Capital
A non-GAAP financial measure
(unaudited)

Adjusted ROIC Earnings (in millions)
					Four Quarters
	Quarter Ended				Ended
	June 30, 2021	Sep. 30, 2021	Dec. 31, 2021	Mar. 31, 2022	Mar. 31, 2022

Net earnings attributable to ADM	$712	$526	$782	$1,054	$3,074
Adjustments:
Interest expense	40	61	77	92	270
Other adjustments	95	39	66	17	217
Total adjustments	135	100	143	109	487
Tax on adjustments	(32)	(24)	(14)	(26)	(96)
Net adjustments	103	76	129	83	391
Total Adjusted ROIC Earnings	$815	$602	$911	$1,137	$3,465

Adjusted Invested Capital (in millions)

	Quarter Ended				Trailing Four
	June 30, 2021	Sep. 30, 2021	Dec. 31, 2021	Mar. 31, 2022	Quarter Average

Equity (1)	$21,582	$21,969	$22,477	$23,722	$22,438
+ Interest-bearing liabilities (2)	9,729	8,941	9,546	13,079	10,324
Other adjustments	72	29	70	13	46
Total Adjusted Invested Capital	$31,383	$30,939	$32,093	$36,814	$32,808

Adjusted Return on Invested Capital					10.6%

(1) Excludes noncontrolling interests
(2) Includes short-term debt, current maturities of long-term debt, finance lease obligations, and long-term debt

Adjusted ROIC is Adjusted ROIC earnings divided by adjusted invested capital. Adjusted ROIC earnings is ADM’s net earnings adjusted for the after-tax effects of interest expense and specified items. Adjusted invested capital is the sum of ADM’s equity (excluding noncontrolling interests) and interest-bearing liabilities adjusted for the after-tax effect of specified items. Management believes Adjusted ROIC is a useful financial measure because it provides investors information about ADM’s returns excluding the impacts of specified items and increases period-to-period comparability of underlying business performance. Management uses Adjusted ROIC to measure ADM’s performance by comparing Adjusted ROIC to its weighted average cost of capital (WACC). Adjusted ROIC, Adjusted ROIC earnings and Adjusted invested capital are non-GAAP financial measures and are not intended to replace or be alternatives to GAAP financial measures.

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Adjusted Earnings Before Taxes, Interest, and Depreciation and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

The tables below provide a reconciliation of earnings before income taxes to adjusted EBITDA and adjusted EBITDA by segment for the trailing four quarters ended March 31, 2022.

					Four Quarters
	Quarter Ended				Ended
	June 30, 2021	Sep. 30, 2021	Dec. 31, 2021	Mar. 31, 2022	Mar. 31, 2022
			(in millions)
Earnings before income taxes	$825	$653	$1,011	$1,271	$3,760
Interest expense	40	61	77	92	270
Depreciation and amortization	243	247	257	257	1,004
Losses (gains) on sales of assets and businesses	(22)	—	(55)	2	(75)
Asset impairment, exit, restructuring, and settlement charges	118	3	80	17	218
Railroad maintenance expense	3	31	33	—	67
Debt extinguishment charges	—	36	—	—	36
Expenses related to acquisitions	—	3	4	2	9
Adjusted EBITDA	$1,207	$1,034	$1,407	$1,641	$5,289

					Four Quarters
	Quarter Ended				Ended
	June 30, 2021	Sep. 30, 2021	Dec. 31, 2021	Mar. 31, 2022	Mar. 31, 2022
			(in millions)
Ag Services and Oilseeds	$661	$711	$902	$1,096	$3,370
Carbohydrate Solutions	467	297	510	396	1,670
Nutrition	253	230	220	254	957
Other Business	7	(3)	17	44	65
Corporate	(181)	(201)	(242)	(149)	(773)
Adjusted EBITDA	$1,207	$1,034	$1,407	$1,641	$5,289

Adjusted EBITDA is defined as earnings before taxes, interest, and depreciation and amortization, adjusted for specified items. The Company calculates adjusted EBITDA by removing the impact of specified items and adding back the amounts of interest expense and depreciation and amortization to earnings before income taxes. Management believes that adjusted EBITDA is a useful measure of the
Company’s performance because it provides investors additional information about the Company’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. Adjusted EBITDA is a non-GAAP financial measure and is not intended to replace or be an alternative to earnings before income taxes, the most directly comparable GAAP financial measure.

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